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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
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BALLY TOTAL FITNESS HOLDING CORPORATION
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TABLE OF CONTENTS

Amended Notice of Annual Meeting of Stockholders To Be Held December 19, 2006
SUPPLEMENT TO PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS To Be Held December 19, 2006
ABOUT THE MEETING
APPROVAL OF 2007 OMNIBUS EQUITY COMPENSATION PLAN
Appendix A

Dear Stockholder:

The attached Proxy Statement Supplement (the “Supplement”) is being sent to you because the Company has determined to add an additional proposal to the original proxy statement dated November 20, 2006 (the “Original Proxy Statement”). The additional proposal to approve the Company’s 2007 Omnibus Equity Compensation Plan will be considered at the upcoming Annual Meeting of Stockholders of the Company to be held on December 19, 2006 at 9:00 a.m. (local time) at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois. It is important that you review the Supplement in conjunction with the Original Proxy Statement.

Please complete and return the enclosed yellow proxy card and disregard the proxy card enclosed with the Original Proxy Statement. This amended proxy card reflects all proposals that will be voted upon at the upcoming Annual Meeting of Stockholders of the Company. You should complete and return this amended proxy card, even if you have already completed and returned the proxy card that was included with the Original Proxy Statement.

Thank you for your cooperation.

Very truly yours,

Don R. Kornstein
Interim Chairman of the Board

BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631

Amended Notice of Annual Meeting of Stockholders
To Be Held December 19, 2006

To our Stockholders:

The 2006 annual meeting of stockholders of Bally Total Fitness Holding Corporation (the “Company”) will be held at 9:00 a.m. (local time) on December 19, 2006 at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois for the following purposes:

1.	The election of one Class I Director for a three-year term expiring in 2009 (Item 1 on the proxy card);

2.	To ratify the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2006 (Item 2 on the proxy card); and

3.	To vote on the approval of the 2007 Omnibus Equity Compensation Plan (Item 3 on the proxy card).

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3 ON THE PROXY CARD.

THIS AMENDED NOTICE OF THE COMPANY’S ANNUAL MEETING IS BEING SENT TO YOU BECAUSE THE COMPANY HAS DETERMINED TO INCLUDE AN ADDITIONAL PROPOSAL (PROPOSAL NO. 3 ABOVE) TO BE CONSIDERED BY THE COMPANY’S STOCKHOLDERS AT THE ANNUAL MEETING. INFORMATION ABOUT PROPOSAL NO. 3 IS CONTAINED IN THE PROXY STATEMENT SUPPLEMENT INCLUDED WITH THIS NOTICE. INFORMATION WITH RESPECT TO PROPOSALS NO. 1 AND 2 ABOVE IS CONTAINED IN THE COMPANY’S ORIGINAL PROXY STATEMENT, DATED NOVEMBER 20, 2006, PREVIOUSLY SENT TO YOU. THE ORIGINAL PROXY STATEMENT IS AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.BALLYFITNESS.COM AND ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT WWW.SEC.GOV.

Stockholders of record as of the close of business on November 13, 2006 will be entitled to notice of and to vote at the annual meeting and any postponement or adjournment thereof. The transfer books will not be closed.

The Board of Directors of Bally desires to have the maximum stockholder representation at the annual meeting. However, whether or not you plan to attend the annual meeting in person, each stockholder is urged to complete, date and sign the enclosed form of proxy (please disregard the form of proxy that was previously mailed to you) and return it promptly in the envelope provided. Even if you already voted using the proxy card that initially was mailed to you, please complete, date and sign the enclosed form of proxy and return it as instructed. You may also vote your shares by telephone by calling the number on the enclosed proxy card or by going to the Internet address provided on your proxy card and following the instructions, using your proxy card as a guide.

In order to attend the annual meeting, you must bring the enclosed entrance pass with you. No one will be admitted without the entrance pass.

By order of the Board of Directors,

Marc D. Bassewitz, Secretary

Chicago, Illinois
December 1, 2006

YOUR VOTE IS IMPORTANT!

PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR
VOTE VIA THE INTERNET OR TOUCH-TONE TELEPHONE.

BALLY TOTAL FITNESS HOLDING CORPORATION
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 19, 2006

This Proxy Statement Supplement (the “Supplement”) provides additional information to the stockholders of record of Bally Total Fitness Holding Corporation, a Delaware corporation (“Bally” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the “Board”) for use at the 2006 annual meeting of stockholders to be held on December 19, 2006 at 9:00 a.m. (local time) and at any postponement or adjournment of the annual meeting.

At the annual meeting, stockholders will vote to: (i) elect one director to serve on the Company’s Board, (ii) ratify KPMG LLP as the Company’s independent auditor for the fiscal year ended December 31, 2006 and (iii) approve the 2007 Omnibus Equity Compensation Plan.

Information with respect to Proposals No. 1 and 2 is contained in the Company’s original proxy statement, dated November 20, 2006 (the “Original Proxy Statement”), previously sent to you. The Original Proxy Statement is available on the Company’s website at www.ballyfitness.com and on the website of the Securities and Exchange Commission at www.sec.gov.  Information with respect to Proposal No. 3 is set forth below.

To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Original Proxy Statement, the information in this Supplement shall amend and supersede the information in the Original Proxy Statement.

This Supplement and the accompanying proxy card are being mailed to stockholders on or about December 5, 2006.

ABOUT THE MEETING

What is the Purpose of the Annual Meeting?

At the annual meeting, stockholders will elect one Class I Director, vote on a proposal to ratify KPMG LLP as the Company’s independent auditor, vote on the 2007 Omnibus Equity Compensation Plan and act upon anything else that properly comes before the meeting. In addition, after the meeting, there will be a brief presentation by the Interim Chairman of the Board and the Acting Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions.

What are the Board’s Recommendations?

The Board of Directors (or the “Board”) recommends you:

•	vote FOR the election of the Company’s Class I nominee;

•	vote FOR the ratification of KPMG LLP as the Company’s independent auditor; and

•	vote FOR the adoption of the 2007 Omnibus Equity Compensation Plan.

What Vote is Required to Approve Each Item?

•	Election of Director. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for the election of one Class I director. A properly executed proxy marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum.

•	Ratification of Auditors. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for the ratification of KPMG LLP as the Company’s independent auditor. The Company’s By-Laws do not require the Company to submit this proposal to the stockholders; however, the Board believes that it is of sufficient importance to seek ratification. If the proposal is defeated, the Board will reconsider its selection of KPMG LLP.

•	Approval of New Equity Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval of the 2007 Omnibus Equity Compensation Plan. The rules of the New York Stock Exchange (“NYSE”) further require that at least a majority of the votes of shares of common stock entitled to vote must be cast with respect to the approval of the new equity plan. Pursuant to the rules of the NYSE, a broker may not vote on the adoption of or a material amendment to an equity compensation plan such as the 2007 Omnibus Equity Compensation Plan without instruction from the beneficial owner of the shares held by such broker. Such broker non-votes will not be considered present for the purpose of calculating a majority and, therefore, will have no effect on the outcome of the vote, except to the extent a broker non-vote is not counted as a vote “cast” for purposes of the NYSE majority vote requirement. Thus, if a majority of the shares entitled to vote are recorded as broker non-votes on this proposal, the broker non-votes would prevent us from satisfying the NYSE requirement that over 50% of the shares entitled to vote on the proposal must actually be cast on the proposal.

•	Other Items. For each other item which properly comes before the meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, November 13, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting and any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What should I do with the enclosed yellow proxy card?

Please complete and return the enclosed yellow proxy card and disregard the proxy card enclosed with the Original Proxy Statement. This amended proxy card reflects all proposals that will be voted upon at the upcoming annual meeting. You should complete and return this amended proxy card, even if you have already completed and returned the proxy card that was included with the Original Proxy Statement.

What Happens If I Submit a Proxy Card Without Giving Specific Voting Instructions?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote your shares as recommended by the Board. With respect to any other proposals that properly come before the meeting, the proxy holders will vote using their own discretion. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be acted upon. Pursuant to the rules of the NYSE, broker non-votes are not entitled to vote on the implementation of equity compensation plans, such as the plan set forth in Proposal 3 herein, without instruction from the beneficial owner of shares held by such broker. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those proposals. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. Therefore, any “broker non-votes” may have the effect of a vote against such proposals.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Bally either a notice of revocation or a duly executed proxy bearing a later date. If you vote in person at the meeting, your proxy will be revoked. However, attendance at the meeting will not by itself revoke a previously granted proxy. For shares held in “street name,” you may revoke your previously-granted proxy by submitting new voting instructions to your broker or nominee or contacting the person responsible for your account and instructing that person to execute on your behalf the proxy card as soon as possible.

APPROVAL OF 2007 OMNIBUS EQUITY COMPENSATION PLAN

Proposal 3 — Approval of 2007 Omnibus Equity Compensation Plan

General

Our Board of Directors has approved the Bally Total Fitness Holding Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”) and is submitting the Plan for stockholder approval. Under the Plan, we will be able to grant stock options, stock units, stock awards, dividend equivalents and other stock-based awards. Our employees and non-employee directors, and employees of our subsidiaries, are eligible to participate in the Plan. The Board’s adoption of the Plan is conditioned on stockholder approval. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting and entitled to vote will be required for approval of the new equity plan. The rules of the NYSE further require that at least a majority of the votes of shares of common stock entitled to vote must be cast with respect to the approval of the new equity plan. The following is a summary of the material terms of the Plan. A copy of the Plan is attached to this Supplement as Appendix A.

This Plan is intended to replace the 1996 Long-Term Incentive Plan of Bally Total Fitness Holding Corporation (the “1996 Plan”), which terminated on January 3, 2006 (although the terms of the 1996 Plan apply to grants still outstanding thereunder).

Description of the Plan

Purpose:  The purpose of the Plan is to provide the Board sufficient tools to incentivize our employees and non-employee directors to contribute to our economic success by aligning their interests with the interests of the stockholders through grants of equity-based awards. The Plan provides the Compensation Committee of the Board with flexibility in designing executive compensation by offering a broad spectrum of awards. The Plan is necessary in order that the Board have the ability to retain and incentivize those employees and non-employee directors who are contributing to the turnaround of the Company and its efforts to recapitalize. Absent shareholder approval of the Plan, the Board has no ability to grant equity-based awards to employees and non-employee directors other than inducement grants to new employees.

Administration:  With respect to grants made to employees, the Plan will be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan. With respect to grants made to non-employee directors, the Plan will be administered by the Board or a committee to which the Board delegates its authority. The term “Committee” refers to the Board, or its delegate, or the Compensation Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law. The Committee also has the authority to deal with any other matters arising under the Plan. However, the Committee does not have authority to reprice stock options awarded under the Plan without stockholder approval.

Eligibility:  Employees and non-employee directors of the Company and employees of our subsidiaries are eligible to participate in the Plan. For 2007, it is contemplated that approximately 100 employees and 5 non-employee directors will receive grants under the Plan. The Committee will select the individuals who will participate in the Plan.

Grants:  The Committee may make the following types of grants under the Plan, with terms to be established by the Committee:

•	Stock options, which may consist of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, and nonqualified stock options.

•	Stock units, the value of which is based on the value of our common stock.

•	Stock awards, which are awards of shares of our common stock.

•	Dividend equivalents in connection with grants of options, stock units or other stock-based awards.

•	Stock appreciation rights or other stock-based awards, which are other awards based on or measured by the value of, or payable in, shares of our common stock.

Shares:  The total aggregate number of shares of our common stock that may be issued under the Plan is 3,000,000 shares. Within the aggregate limit, the maximum number of shares of our common stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards (as defined below) during the term of the Plan is 2,500,000 shares. These share limits will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting our capitalization. Certain grants may be paid in cash. Grants paid in cash will not count against the foregoing share limits.

For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the Plan. If and to the extent stock options granted under the Plan terminate or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, dividend equivalents or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. Finally, to the extent that grants are paid in cash, and not in shares of common stock, any shares previously reserved for issuance pursuant to such grants will also be available for issuance under the Plan.

As of November 28, 2006, the Company’s closing stock price on the New York Stock Exchange was $2.40.

Individual Limits:  All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants other than dividend equivalents may be made under the Plan to any individual during any calendar year is 500,000. The foregoing share limit will be adjusted by the Committee in the event of a stock dividend, spinoff, merger or other event affecting the capitalization of the Company. The individual limit will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates. An individual may not accrue dividend equivalents during any calendar year in excess of $1,000,000.

Options:  The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. Stock options may consist of incentive stock options or nonqualified stock options, within the meaning of Section 422 of the Internal Revenue Code.

The exercise price of an option may be equal to or greater than the fair market value of our common stock on the date of grant. The exercise price may be paid (1) in cash, (2) if permitted by the Committee, in shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, (3) through a broker by having the broker sell our common stock simultaneously with the exercise of the option, or (4) by any other method permitted by the Committee. The Committee may grant dividend equivalents with respect to options.

The term of each option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

Stock Units:  The Committee may grant stock units to employees and non-employee directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee may grant dividend equivalents with respect to stock units. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Stock Awards:  The Committee may grant stock awards to employees and directors. The Committee will determine the number of shares that will be granted, any vesting or other restrictions applicable to the shares and the conditions under which any restrictions will lapse. Until any restrictions lapse, a participant generally cannot sell, assign, transfer, pledge, or otherwise dispose of stock awards. The Committee will determine under what circumstances a participant may retain stock awards after termination of the participant’s employment or service. The Committee will determine to what extent a participant will have the right to vote stock awards and to receive any dividends or other distributions paid on stock awards.

Dividend Equivalents:  The Committee may grant dividend equivalents in connection with grants under the Plan. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a grant by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred at the discretion of the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Unless the Committee determines otherwise, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. The Committee may also provide that a participant may use dividend equivalents to pay the exercise price of a stock option. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, at the discretion of the Committee.

Stock Appreciation Rights:  The Committee may grant stock appreciation rights to anyone eligible to participate in the Plan. Stock appreciation rights may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a stock appreciation right, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount set forth in the grant agreement. The payment may be made in shares of common stock, cash or a combination of cash and shares of our common stock, as determined by the Committee. The Committee will determine the period when stock appreciation rights vest and become exercisable, the base amount for stock appreciation rights and whether stock appreciation rights will be granted in connection with, or independently of, any options. The base amount of each stock appreciation right will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the value of a share of our common stock on the date of grant. Stock appreciation rights may be exercised while the grantee is our employee or an employee of a subsidiary or within a specified period of time after termination of such employment or service.

Other Stock-Based Awards:  The Committee may grant other stock-based awards that are based on or measured by the value of, or payable in, shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. The Committee may also grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, at the discretion of the Committee.

Deferrals:  The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to a participant in connection with any grant. The Committee will establish rules and procedures for any such deferrals consistent with applicable requirements of Section 409A of the Internal Revenue Code.

Transferability of Grants.  Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors. The Committee may provide in a grant agreement for the transfer of non-qualified stock options to family members or charitable institutions.

Qualified Performance-Based Compensation.  The Committee may determine that stock units, stock awards, dividend equivalents, stock appreciation rights or other stock-based awards granted to an employee will be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (see discussion of Section 162(m) under “Federal Income Tax Consequences” below). For such grants, the Committee will establish in writing, at the beginning of the performance period: (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based on one or more of the following criteria, either in absolute terms or in comparison to publicly available industry standards or indices: earnings, revenue, operating margins and statistics, operating or net cash flows, financial return and leverage ratios, total stockholder returns, market share, or strategic business criteria consisting of one or more Company or business unit objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, customer satisfaction goals, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination.

Change of Control:  If a change of control occurs, the Committee may determine that (1) all outstanding options will become fully exercisable, (2) the restrictions on all outstanding stock awards will lapse, and (3) payment will be made with respect to stock units, dividend equivalents or other stock-based awards, in such amount and such form as may be determined by the Committee provided that the payment amount will deliver an equivalent value for the settled grant.

The Committee may determine that upon a change of control in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock, or the Committee may terminate outstanding options after giving participants an opportunity to exercise outstanding options. The Committee may determine that participants holding stock units, dividend equivalents or other stock-based awards will receive a payment in settlement of the grants, in an amount and form determined by the Committee.

A change of control is defined as:

•	Any person, other than the Company and certain of its affiliates, becomes the beneficial owner of 50% or more of our outstanding stock or the voting power of our outstanding securities.

•	Individuals who, as of November 30, 2006, constituted our board of directors cease to constitute at least a majority of our board of directors; provided, however, any change in the members of the board of directors that is approved by at least a majority of the board of directors (other than in connection with an actual or threatened election contest) will be disregarded.

•	Completion of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (referred to as a corporate transaction) other than a transaction in which (1) all or substantially all our stockholders immediately before the transaction do not, immediately after the transaction, own more than 60% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock, (2) no person, other than the Company and certain of its affiliates, beneficially owns 20% or more of our outstanding stock or the voting power of our outstanding securities, and (3) individuals who were members of the incumbent board constitute at least a majority of the members of the board of directors of the corporation resulting from the corporate transaction.

•	Completion of a complete liquidation or dissolution of the Company.

Other Corporate Transactions:  In the event of an acquisition or other corporate transaction, the Committee may make grants to employees or directors in substitution for outstanding grants made by the predecessor corporation, on such terms as the Committee determines, including terms that vary from the other terms and conditions of the Plan. In addition, in the event of a change in number or kind of shares of Company stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the Company’s outstanding stock as a class without the Company’s receipt of consideration, the number of shares covered by outstanding grants, the kind of shares issued and the price per share or applicable market value of such grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number, kind or value of issued shares to preclude enlargement or dilution of rights and benefits under such grants.

Amendment and Termination of the Plan:  The Plan will terminate on December 19, 2016. Our board may terminate or amend the Plan earlier at any time. However, our board will not amend the Plan without stockholder approval if stockholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The Plan may not be amended to permit repricing of options granted under the Plan without stockholder approval.

The Plan must be reapproved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the “qualified performance-based compensation” provisions of the Plan (as described above under “Qualified Performance-Based Compensation”) if additional grants are to be made as “qualified performance-based compensation” and if required by Section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

Incentive Stock Options.  There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.

A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.

Nonqualified Stock Options:  A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units:  A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount.

Stock Awards:  A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Dividend Equivalents, Stock Appreciation Rights and Other Stock-Based Awards:  A participant will recognize ordinary income when dividend equivalents, stock appreciation rights and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m):  Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and, therefore, remains fully deductible by the company that pays it. Assuming the Plan is approved by our stockholders, we intend that options granted under the Plan will not be subject to the Section 162(m) deduction limit, and we intend that grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the Section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

Section 409A:  Section 409A of the Internal Revenue Code imposes certain restrictions on deferred compensation. We intend that all awards provided under the Plan will satisfy the requirements of 409A of the Internal Revenue Code. However, if an award of deferred compensation does not comply with the requirements set forth in section 409A of the Internal Revenue Code, the recipient of the deferred compensation could be subject to a 20% excise tax on the amount of compensation deferred, recognize immediate income on the deferred compensation and accrue interest with respect to the previously deferred compensation.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 2007 OMNIBUS EQUITY COMPENSATION PLAN.

Appendix A

BALLY TOTAL FITNESS HOLDING CORPORATION
2007 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

The purpose of the Bally Total Fitness Holding Corporation 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Bally Total Fitness Holding Corporation (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of December 19, 2006, subject to approval by the stockholders of the Company.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 50% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of the directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by, or under common control with, the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii).

(ii) A change in the composition of the Board such that the individuals who, as of November 30, 2006 constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to November 30, 2006, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision), shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered as a member of the Incumbent Board.

(iii) The consummation of a merger, reorganization, consolidation, or sale or other disposition of all or substantially all of the assets of the Company other than a transaction which results in (A) all or substantially all of the stockholders of the Company who were beneficial owners of the Outstanding Common Stock or Outstanding Company Voting Securities immediately prior to such transaction beneficially owning immediately after the transaction more than 60% of the outstanding shares of common stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such transaction (including, without limitation, a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be); (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, the Corporation resulting from the transaction or, if reference was made to a Parent Company for purposes of determining whether (A) was satisfied in connection with the applicable transaction, such Parent Company) beneficially owning directly or indirectly 20% or more of the outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the transaction and (C) individuals who were members of the Incumbent Board immediately after the consummation of the transaction constituting at least a majority of the members of the board of directors of the corporation resulting from such transaction.

(iv) A liquidation or dissolution of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code as well as Grants to Employees who are officers, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant.

(e) “Company” means Bally Total Fitness Holding Corporation and any successor corporation.

(f) “Company Stock” means the common stock of the Company or such other securities of the Company that may be substituted for common stock pursuant to Section 5(e).

(g) “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability program, as it may be amended from time to time.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(i) “Effective Date” of the Plan means December 19, 2006, subject to approval of the Plan by the stockholders of the Company.

(j) “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(k) “Employer” means the Company and its subsidiaries.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Company Stock means as of any given date, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(o) “Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code or any successor provision thereto.

(r) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(s) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(t) “Option” means a right granted to a Participant to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8, 9 or 10 of the Plan), as described in Section 11.

(v) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(w) “Plan” means this Bally Total Fitness Holding Corporation 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a) Committee.  The Plan shall be administered and interpreted by the Committee. In its sole discretion, the Board may at anytime and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to a matter that under Rule 16b-3 of the Exchange Act or section 162(m) of the Code or any regulations or rules issued thereunder is required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. To the extent permitted by applicable law, ministerial functions may be performed by an administrative committee comprised of officers of the Company appointed by the Committee. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3 shall serve in such capacity at the pleasure of the Committee.

(b) Committee Authority.  A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such

Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any performance based awards granted pursuant to Section 12, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular section of the Plan need not be uniform as among the Participants.

(c) The Committee may make Grants that are contingent on, and subject to, stockholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan

(a) Shares Authorized.  The total aggregate number of shares of Company Stock that may be issued under the Plan is 3,000,000 shares, subject to adjustment as described in subsection (e) below.

(b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards.  Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 2,500,000 shares, subject to adjustment as described in subsection (e) below.

(c) Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated prior to vesting, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. If SARs are exercised, only the net number of shares actually issued upon exercise of the SARs shall be considered issued under the Plan for purposes of this subsection (c). To the extent that Grants are paid in cash, and not in shares of Company Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for purposes of the Plan. Notwithstanding the foregoing, no shares shall become available pursuant to this section 5(c) to the extent that the transaction resulting in the return of shares occurs more than ten years after the date of the most recent stockholder approval of the Plan or such return of shares would constitute a “material revision” of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange (or any applicable exchange or quotation system).

(d) Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the

Plan to any individual during any calendar year shall be 500,000 shares, subject to adjustment as described in subsection (e) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

(e) Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any adjustment affecting a Grant made pursuant to Section 12 shall be made consistent with the requirements of section 162 (m) of the Code.

6.	Eligibility for Participation

(a) Eligible Persons.  All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements.  The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(d) Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivery of or attestation to ownership of shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(g) The Participant shall give the Company prompt notice of any disposition of shares of Company Stock acquired by exercise of an Incentive Stock Option within two years from the date of grant of such Option or one year after the transfer of such shares of Company Stock to the Participant.

8.	Stock Units

(a) General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee in a manner that complies with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Stock Awards

(a) General Requirements.  The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited or repurchased by the Company.

(c) Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10.	Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs.  The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) Base Amount.  The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability.  A SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Value of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

(vi) Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards.  The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Dividend Equivalents.

(a) General Requirements.  When the Committee makes a Grant under the Plan or anytime between the date of a Grant and the date the Grant is exercised, vests or expires, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents granted with respect to Options or SARs that are intended to be qualified performance based compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

(b) Payment with Respect to Dividend Equivalents.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply and control over any contrary provision in this Plan. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

(b) Performance Goals.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that a Grant may be subject to section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Grant Agreements or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Grant from section 409A of the Code and/or preserve the intended tax treatment of the benefits with respect to the Grant, or (b) comply with the requirements of section 409A of the Code and the applicable guidance.

14.	Withholding of Taxes

(a) Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.  If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.	Transferability of Grants

(a) Restrictions on Transfer.  No right or interest of a Participant in any Grant may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or a subsidiary. Except as described in subsection (b) or (c) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, charitable institutions or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.	Consequences of a Change of Control

(a) In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(b) Other Transactions.  The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.	Amendment and Termination of the Plan

(a) Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Sections 13 above or 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval.  Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.”  If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b) Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

(i) Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified or held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit or proceeding against him or her; provided he or she gives the Company an opportunity to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Corporation or Bylaws as a matter of law, or otherwise, any power that the Company may have to indemnify them or hold them harmless.

(j) Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any subsidiary except to the extent otherwise expressly provided in writing in such other plan or in agreement thereunder.

(k) Expenses.  The expenses of administering the Plan shall be borne by the Company.

PROXY

BALLY TOTAL FITNESS HOLDING CORPORATION

8700 West Bryn Mawr Avenue, Chicago, Illinois 60631

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Marc D. Bassewitz and Ronald G. Eidell, or either of them, proxies of the undersigned, each with full power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of Bally Total Fitness Holding Corporation to be held at 9:00 a.m. (local time) on December 19, 2006 at the Renaissance Chicago O’Hare Hotel, 8500 West Bryn Mawr Avenue, Chicago, Illinois, or at any postponement(s) or adjournment(s) thereof.

The Board of Directors recommends a vote FOR proposals number 1, 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as follows: for proposals number 1, 2 and 3. SEE REVERSE SIDE.

(Comments/Change of Address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

................................................................................................................................................................ ...................................................

▲            FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL            ▲

ENTRANCE PASS — ANNUAL MEETING OF STOCKHOLDERS

This is an entrance pass for the Annual Meeting

of Stockholders of Bally Total Fitness Holding Corporation.
In order to attend the annual meeting, you must bring this pass with you.

BALLY TOTAL FITNESS HOLDING CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

Control Number

The Board of Directors recommends a vote FOR the below nominee.	For	Withhold

1. Election of the following Class I Director nominee for a three-year term expiring in 2009: Don R. Kornstein

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.	For	Against	Abstain

2. Ratification of the appointment of KPMG LLP as independent auditor for the Company for the fiscal year ending December 31, 2006

The Board of Directors recommends a vote FOR the approval of the 2007 Omnibus Equity Compensation Plan.	For	Against	Abstain

3. Approval of the 2007 Omnibus Equity Compensation Plan

Comments/ Change of Address	☐

Date

Signature

Title or Authority

Signature (if held jointly)
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

................................................................................................................................................................ ...................................................

 3/4▲           FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL             3/4▲

BALLY TOTAL FITNESS HOLDING CORPORATION

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all shares of Common Stock of Bally Total Fitness Holding Corporation that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

VIA INTERNET	• Accessing the World Wide Web site http://www.eproxyvote.com/bft and follow the instructions to vote via the internet.

BY PHONE	• Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

BY MAIL	• Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote by phone or via the internet any time prior to 11:59 p.m. Eastern Time, December 18, 2006. You will need the control number printed at the top of this instruction card to vote by phone or via the internet. If you do so, you do not need to mail in your proxy card.